Exhibit 99.1

DuPont Reports Fourth Quarter and Full Year 2024 Results; Initiates 2025 Financial Guidance

Fourth Quarter 2024 Highlights

•Net Sales of $3.1 billion increased 7%; organic sales increased 7% versus year-ago period
•GAAP Loss from continuing operations of $(61) million, operating EBITDA of $807 million
•GAAP EPS from continuing operations of $(0.17); adjusted EPS of $1.13
•Cash provided by operating activities from continuing operations of $564 million; transaction-adjusted free cash flow of $455 million

Full Year 2024 Highlights

•Net Sales of $12.4 billion increased 3%; organic sales increased 1% versus prior year
•GAAP Income from continuing operations of $778 million; operating EBITDA of $3.14 billion
•GAAP EPS from continuing operations of $1.77; adjusted EPS of $4.07
•Cash provided by operating activities from continuing operations of $2.3 billion; transaction-adjusted free cash flow of $1.8 billion

WILMINGTON, Del., Feb. 11, 2025 - DuPont (NYSE: DD) announced its financial results(1) for the fourth quarter and full year ended December 31, 2024 and initiated 2025 financial guidance.

“DuPont closed out a year of strong financial performance with solid fourth quarter results as we saw continued strength in electronics end-markets and a return to year-over-year top-line growth in Water & Protection driven by further improvement in water and medical packaging end-markets,” said Lori Koch, DuPont Chief Executive Officer. “Our team’s ongoing focus on operational execution and cost discipline throughout 2024 delivered 100 basis points of margin expansion with 17% adjusted EPS growth for the full year, along with strong cash generation and related cash conversion of 105%.”

“I am pleased with the progress we are making on the intended separation of our Electronics business targeted for November 1, 2025,” Koch added. “We also remain excited for and confident in DuPont’s value creation opportunities following the Electronics separation, centered around the high growth businesses of Water and Healthcare, along with other market-leading industrial product lines.”

Fourth Quarter 2024 Consolidated Results(1)

Dollars in millions, unless noted	4Q’24	4Q’23	Change vs. 4Q’23	Organic Sales (2) vs. 4Q’23
Net sales	$3,092	$2,898	7%	7%
GAAP Loss from continuing operations	$(61)	$(300)	(80)%
Operating EBITDA(2)	$807	$715	13%
Operating EBITDA margin(2) %	26.1%	24.7%	140 bps
GAAP EPS from continuing operations	$(0.17)	$(0.72)	(76)%
Adjusted EPS(2)	$1.13	$0.87	30%
Cash provided by operating activities – cont. ops.	$564	$646	(13)%
Transaction-adjusted free cash flow(2)	$455	$501	(9)%

Net sales
•Net sales and organic sales(2) increased 7% due to an 8% increase in volume, slightly offset by a 1% decrease in price. Higher volume was led by continued strong demand in electronics end-markets, a return to year-over-year growth in medical packaging and biopharma within healthcare markets, and further acceleration in water markets.
(1) Results and cash flows are presented on a continuing operations basis. See page 7 for further information, including the basis of presentation included in this release.
(2) Organic sales, operating EBITDA, operating EBITDA margin, adjusted EPS, transaction-adjusted free cash flow and transaction-adjusted free cash flow conversion are non-GAAP measures and only reflect continuing operations. See pages 8-9 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 14 of this communication.
(3) During first quarter 2024, the Company realigned the management and reporting structure of certain product lines within the three E&I lines of business. E&I line of business revenue amounts for historical periods have been recast to conform to the new structure.

•10% organic sales(2) growth in Electronics & Industrial; 6% organic sales(2) growth in Water & Protection; 7% organic sales(2) decline in the retained businesses reported in Corporate & Other.
•11% organic sales(2) growth in Asia Pacific; 5% organic sales(2) growth in U.S. & Canada; 1% organic sales(2) growth in EMEA.

GAAP Loss/Loss per share from continuing operations
•GAAP Loss/Loss per share from continuing operations improved versus the year-ago period due to lower net charges related to significant items, as outlined in the attached schedules, and higher segment earnings.

Operating EBITDA(2)
•Operating EBITDA(2) increased as volume gains, the benefit of higher production rates and savings from restructuring actions were partially offset by higher variable compensation.

Adjusted EPS(2)
•Adjusted EPS(2) increased due primarily to higher segment earnings, the benefit of a lower share count and tax rate, as well as lower foreign exchange losses.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations in the quarter of $564 million, capital expenditures of $161 million and separation transaction cost payments of $52 million resulted in transaction-adjusted free cash flow and related conversion(2) of $455 million and 96%, respectively.

Fourth Quarter 2024 Segment Highlights

Electronics & Industrial

Dollars in millions, unless noted	4Q’24	4Q’23	Change vs. 4Q’23	Organic Sales(2) vs. 4Q’23
Net sales	$1,506	$1,361	11%	10%
Operating EBITDA	$457	$378	21%
Operating EBITDA margin %	30.3%	27.8%	250 bps

Net sales
•Net sales increased 11% on 10% organic sales(2) growth and favorable portfolio impact of 1%.
•Organic sales(2) growth of 10% reflects an 11% increase in volume slightly offset by a 1% decrease in price.
◦Semiconductor Technologies(3) sales up low-teens on an organic basis on continued semiconductor demand recovery, driven primarily by AI technology applications and stronger China demand.
◦Interconnect Solutions(3) sales up low-double digits on an organic basis reflecting broad-based end-market strength, share gains and volume benefits from AI-driven technology ramps.
◦Industrial Solutions(3) sales up mid-single digits on an organic basis due to improved demand for biopharma within healthcare markets and strength in printing and packaging applications.

Operating EBITDA
•Operating EBITDA increased as volume gains, the benefit of higher production rates, savings from restructuring actions and a gain related to a technology license agreement were partially offset by higher variable compensation.
•Operating EBITDA margin of 30.3% increased 250 basis points.

Water & Protection

Dollars in millions, unless noted	4Q’24	4Q’23	Change vs. 4Q’23	Organic Sales(2) vs. 4Q’23
Net sales	$1,359	$1,277	6%	6%
Operating EBITDA	$357	$314	14%
Operating EBITDA margin %	26.3%	24.6%	170 bps

Net sales
•Net sales and organic sales(2) increased 6% due to an 8% increase in volume partially offset by a 2% decrease in price.
◦Safety Solutions sales up high-single digits on an organic(2) basis driven primarily by volume gains for medical packaging products in healthcare markets.
◦Shelter Solutions sales flat on an organic(2) basis due to headwinds in North America construction markets offset by growth in repair and remodel.
◦Water Solutions sales up low-double digits on an organic(2) basis driven by continued broad-based volume recovery.

Operating EBITDA
•Operating EBITDA increased as volume gains and savings from restructuring actions were partially offset by higher variable compensation and the absence of certain discrete benefits recorded in the prior year.
•Operating EBITDA margin of 26.3% increased 170 basis points.

Full Year 2024 Consolidated Results(1)

Dollars in millions, unless noted	FY’24	FY’23	Change vs. FY’23	Organic Sales (2) vs. FY’23
Net sales	$12,386	$12,068	3%	1%
GAAP Income from continuing operations	$778	$533	46%
Operating EBITDA(2)	$3,144	$2,942	7%
Operating EBITDA margin(2) %	25.4%	24.4%	100 bps
GAAP EPS from continuing operations	$1.77	$1.09	62%
Adjusted EPS(2)	$4.07	$3.48	17%
Cash provided by operating activities – cont. ops.	$2,321	$2,191	6%
Transaction-adjusted free cash flow(2)	$1,806	$1,572	15%

Net sales
•Net sales increased 3% on organic sales(2) growth of 1% and a favorable portfolio impact of 3% slightly offset by a currency headwind of 1%.
•Organic sales(2) growth of 1% consisted of a 2% increase in volume partially offset by a 1% decrease in price.
•6% organic sales(2) growth in Electronics & Industrial; 3% organic sales(2) decline in Water & Protection; 4% organic sales(2) decline in the retained businesses reported in Corporate.
•5% organic sales(2) growth in Asia Pacific; 1% organic sales(2) decline in U.S. & Canada; 4% organic sales(2) decline in EMEA.

GAAP Income/GAAP EPS from continuing operations
•GAAP income/GAAP EPS from continuing operations increased due to higher segment earnings and lower net charges related to significant items, as outlined in the attached schedules.

Operating EBITDA(2)
•Operating EBITDA(2) increased as volume gains, the benefit of higher production rates and savings from restructuring actions were partially offset by higher variable compensation.

Adjusted EPS(2)
•Adjusted EPS(2) increase driven by higher segment earnings and the benefit of a lower share count.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations for the year of $2.3 billion, capital expenditures of $0.6 billion and separation transaction cost payments of $64 million resulted in transaction-adjusted free cash flow and related conversion(2) of $1.8 billion and 105%, respectively.

Full Year 2024 Segment Highlights

Electronics & Industrial

Dollars in millions, unless noted	FY’24	FY’23	Change vs. FY’23	Organic Sales(2) vs. FY’23
Net sales	$5,930	$5,337	11%	6%
Operating EBITDA	$1,717	$1,472	17%
Operating EBITDA margin %	29.0%	27.6%	140 bps

Net sales
•Net sales increased 11% as organic sales(2) growth of 6% and favorable portfolio benefit of 6% were slightly offset by a currency headwind of 1%.
•Organic sales(2) growth of 6% reflects an 8% increase in volume slightly offset by a 2% decrease in price.
◦Semiconductor Technologies(3) sales up high-teens on an organic basis(2) due to broad-based semiconductor demand recovery driven primarily by AI technology applications, advanced node transitions and higher China demand.
◦Interconnect Solutions(3) sales up high-single digits on an organic basis(2) due primarily to broad-based end-market recovery, share gains and volume benefits from AI-driven technology ramps.
◦Industrial Solutions(3) sales down high-single digits on an organic basis(2) driven by channel inventory destocking for Kalrez® and in biopharma markets, particularly during the first half of the year.

Operating EBITDA
•Operating EBITDA increased as volume gains, the benefit of higher production rates, savings from restructuring actions and the earnings contribution from the Spectrum and Donatelle acquisitions were partially offset by higher variable compensation and select growth investments.
•Operating EBITDA margin of 29.0% increased 140 basis points.

Water & Protection

Dollars in millions, unless noted	FY’24	FY’23	Change vs. FY’23	Organic Sales(2) vs. FY’23
Net sales	$5,423	$5,633	(4)%	(3)%
Operating EBITDA	$1,360	$1,388	(2)%
Operating EBITDA margin %	25.1%	24.6%	50 bps

Net sales
•Net sales decreased 4% due to organic sales(2) decline of 3% and a currency headwind of 1%.
•Organic sales(2) decline of 3% consists of a 2% decrease in volume and a 1% decrease in price.
◦Safety Solutions sales down mid-single digits on an organic(2) basis due primarily to channel inventory destocking for medical packaging products, particularly during the first half of the year.
◦Shelter Solutions sales flat on an organic(2) basis due to headwinds in North America construction markets offset by growth in repair and remodel.
◦Water Solutions sales down low-single digits on an organic(2) basis due to distributor inventory destocking during the first half of the year. Water Solutions sales increased 7% in the second half of 2024 versus the year-ago period.

Operating EBITDA
•Operating EBITDA decreased as productivity and savings from restructuring actions were more than offset by the impact of volume decline and higher variable compensation.
•Operating EBITDA margin of 25.1% increased 50 basis points.

2025 Financial Outlook

Dollars in millions, unless noted	1Q’25E	Full Year 2025E
Net sales	~$3,025	$12,800 - $12,900
Operating EBITDA(2)	~$760	$3,325 - $3,375
Adjusted EPS(2)	~$0.95	$4.30 - $4.40

“I am pleased with our solid fourth quarter results which capped off a strong year of financial performance and we look to carry this momentum into 2025,” said Antonella Franzen, Chief Financial Officer of DuPont. “We estimate first quarter 2025 net sales of about $3.025 billion which assumes mid-single digit organic growth and a foreign currency headwind of approximately 1.5% on a year over year basis. Further, we estimate operating EBITDA of about $760 million and adjusted EPS of approximately $0.95 per share for the first quarter.”

“For full year 2025, we estimate consolidated net sales of $12.8 to $12.9 billion, operating EBITDA of $3.325 to $3.375 billion, and adjusted EPS of $4.30 to $4.40 per share,” Franzen added. “Our full year net sales guidance assumes mid-single digit organic growth and a foreign currency headwind of about 1% versus last year.”

Conference Call
The Company will host a live webcast of its quarterly earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Chris Mecray chris.mecray@dupont.com +1 302-295-5860	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On May 22, 2024, DuPont announced a plan to separate each of its Electronics and Water businesses in a tax-free manner to its shareholders, (the “Previously Intended Business Separations”). On January 15, 2025, DuPont announced it is targeting November 1, 2025, for the completion of the intended separation of the Electronics business (the “Intended Electronics Separation”). DuPont also announced that it would retain the Water business. The Intended Electronics Separation will not require a shareholder vote and is subject to satisfaction of customary conditions, including final approval by DuPont's Board of Directors, receipt of tax opinion from counsel, the filing and effectiveness of a Form 10 registration statement with the U.S. Securities and Exchange Commission, applicable regulatory approvals and satisfactory completion of financing.

Effective in the first quarter 2025, in light of the Intended Electronics Separation, the Company will realign its management and reporting structure. This realignment will result in a change in reportable segments in the first quarter of 2025 which will change the manner in which the Company reports its financial results by segment (the "2025 Segment Realignment"), principally with the businesses comprising the Intended Electronics Separation to be reported as a single reportable segment. The businesses that comprise the Intended Electronics Separation are the businesses that currently comprise Semiconductor and Interconnect Solutions, as well as the electronics businesses that are currently part of Industrial Solutions. The discussion of results, including the financial measures further discussed below, are not reflective of the 2025 Segment Realignment.

Effective as of January 1, 2024, Electronics & Industrial realigned certain product lines that comprise its business units (Industrial Solutions, Interconnect Solutions and Semiconductor Technologies) that are intended to optimize business operations across the segment leading to enhanced value for our customers and cost savings. The Net Trade Revenue by Segment and Business or Major Product Line has been recast for all periods presented to reflect the new structure. The realignment did not result in changes to total Electronics and Industrial segment net sales.

On November 1, 2023, DuPont completed the divestiture of the Delrin® acetal homopolymer (H-POM) business to TJC LP, (the “Delrin® Divestiture”). The results of operations for the three and twelve months ended December 31, 2023 present the financial results of the Delrin® Divestiture as discontinued operations. Unless otherwise indicated, the discussion of results, including the financial measures further discussed below, refers only to DuPont's Continuing Operations and does not include discussion of balances or activity of the Delrin® Divestiture.

Cautionary Statement about Forward-looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target, “outlook,” “stabilization,” “confident,” “preliminary,” “initial,” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding outlook, expectations and guidance. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the ability of DuPont to effect the Intended Electronics Separation and to meet the conditions related thereto; (ii) the possibility that the Intended Electronics Separation will not be completed within the anticipated time period or at all; (iii) the possibility that the Intended Electronics Separation will not achieve its intended benefits; (iv) the impact of Intended Electronics Separation on DuPont’s businesses and the risk that the separation may be more difficult, time-consuming or costly than expected, including the impact on DuPont’s resources, systems, procedures and controls, diversion of management’s attention and the impact and possible disruption of existing relationships with customers, suppliers, employees and other business counterparties; (v) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with the Intended Electronics Separation; (vi) the uncertainty of the expected financial performance of DuPont or the separated company following completion of the Intended Electronics Separation; (vii) negative effects of the announcement or pendency of the Intended Electronics Separation on the market price of DuPont’s securities and/or on the financial performance of DuPont; (viii) the ability to achieve anticipated capital structures in connection with Intended Electronics Separation, including the future availability of credit and factors that may affect such availability; (ix) the ability to achieve anticipated credit ratings in connection with the Intended Electronics Separation; (x) the ability to achieve anticipated tax treatments in connection with the Intended Electronics Separation and completed and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; (xi) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and among DuPont, Corteva and Chemours, including the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; and changes in laws and regulations applicable to PFAS chemicals; (xii) indemnification of certain legacy liabilities; (xiii) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the Intended Electronics Separation and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (xiv) the risks and uncertainties, including increased costs and the ability to obtain raw materials and meet customer needs from, among other events, pandemics and responsive actions; (xv) adverse changes in worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions; and other factors beyond DuPont’s control, including inflation, recession, military conflicts, natural and other disasters or weather-related events, that impact the operations of DuPont, its customers and/or its suppliers; (xvi) the ability to offset increases in cost of inputs, including raw materials, energy and logistics; (xvii) the risks associated with continuing or expanding trade disputes or restrictions, new or increased tariffs or export controls including on exports to China of U.S.-regulated products and technology; (xviii) the risks, including ability to achieve, and costs associated with DuPont’s sustainability strategy, including the actual conduct of DuPont’s activities and results thereof, and the development, implementation, achievement or continuation of any goal, program, policy or initiative discussed or expected; (xix) other risks to DuPont’s business and operations, including the risk of impairment; and (xx) other risk factors discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 14 and in the Reconciliation to Non-GAAP Measures on the Investors section of the Company's website. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Indirect costs, such as those related to corporate and shared service functions previously allocated to the Delrin® Divestiture, do not meet the criteria for discontinued operations and were reported within continuing operations in the respective prior periods. A portion of these historical indirect costs include costs related to activities the Company is undertaking on behalf of Delrin® and for which it is reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

Adjusted Earnings is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs. Adjusted Earnings is the numerator used in the calculation of Adjusted EPS, as well as the denominator in Adjusted Free Cash Flow Conversion.

Adjusted EPS is defined as Adjusted Earnings per common share - diluted. Management estimates amortization expense in 2025 associated with intangibles to be about $590 million on a pre-tax basis, or approximately $1.08 per share.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Incremental Margin is the change in Operating EBITDA divided by the change in Net Sales for the applicable period.

Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Non-GAAP Financial Measures (continued)
Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, Adjusted Free Cash Flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company’s primary source of liquidity, cash provided by operating activities from continuing operations. Management believes Adjusted Free Cash Flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. Management notes that there were no exclusions for items that are unusual in nature and/or infrequent in occurrence for the three and twelve-month periods ended December 31, 2024 and December 31, 2023.

Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow divided by Adjusted Earnings. Management uses Adjusted Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

Supplemental non-GAAP financial measures are presented beginning in the third quarter of 2024. Management believes the Intended Electronics Separation represents a significant transformational change for the Company and the impact of separation-related transaction cost payments are expected to be material to the Company’s financial statements. Management believes the supplemental non-GAAP financial measures, Transaction-Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow Conversion (each defined below), provide an integral view of information on the Company's underlying business performance during this period of transformational change. Management believes Transaction-Adjusted Free Cash Flow, which may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. These non-GAAP financial measures are not intended to represent residual cash flow for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Transaction-Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures, separation-related transaction cost payments and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity.

Transaction-Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow excluding separation-related transaction costs divided by Adjusted Earnings.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net sales	$3,092	$2,898	$12,386	$12,068
Cost of sales	1,967	1,868	7,879	7,835
Research and development expenses	138	128	531	508
Selling, general and administrative expenses	363	350	1,552	1,408
Amortization of intangibles	146	152	595	600
Restructuring and asset related charges - net	19	107	87	146
Goodwill impairment charges	—	804	—	804
Acquisition, integration and separation costs	117	5	168	20
Equity in earnings of nonconsolidated affiliates	11	11	60	51
Sundry income (expense) - net	(226)	(10)	(76)	102
Interest expense	84	101	366	396
Income (loss) from continuing operations before income taxes	$43	$(616)	$1,192	$504
Provision for (benefit from) income taxes on continuing operations	104	(316)	414	(29)
(Loss) income from continuing operations, net of tax	$(61)	$(300)	$778	$533
(Loss) income from discontinued operations, net of tax	(45)	286	(40)	(71)
Net (loss) income	$(106)	$(14)	$738	$462
Net income attributable to noncontrolling interests	12	8	35	39
Net (loss) income available for DuPont common stockholders	$(118)	$(22)	$703	$423

Per common share data:
(Loss) earnings per common share from continuing operations - basic	$(0.17)	$(0.72)	$1.77	$1.10
(Loss) earnings per common share from discontinued operations - basic	(0.11)	0.66	(0.10)	(0.16)
(Loss) earnings per common share - basic	$(0.28)	$(0.05)	$1.68	$0.94
(Loss) earnings per common share from continuing operations - diluted	$(0.17)	$(0.72)	$1.77	$1.09
(Loss) earnings per common share from discontinued operations - diluted	(0.11)	0.66	(0.10)	(0.16)
(Loss) earnings per common share - diluted	$(0.28)	$(0.05)	$1.67	$0.94

Weighted-average common shares outstanding - basic	418.3	430.3	419.2	449.9
Weighted-average common shares outstanding - diluted	418.3	430.3	420.6	451.2

DuPont de Nemours, Inc.
Condensed Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	December 31. 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$1,850	$2,392
Restricted cash and cash equivalents	6	411
Accounts and notes receivable - net	2,199	2,370
Inventories	2,130	2,147
Prepaid and other current assets	179	194
Total current assets	$6,364	$7,514
Property, plant and equipment - net of accumulated depreciation (December 31, 2024 - $5,188; December 31, 2023 - $4,841)	5,768	5,884
Other Assets
Goodwill	16,567	16,720
Other intangible assets	5,370	5,814
Restricted cash and cash equivalents - noncurrent	36	—
Investments and noncurrent receivables	1,081	1,071
Deferred income tax assets	246	312
Deferred charges and other assets	1,204	1,237
Total other assets	$24,504	$25,154
Total Assets	$36,636	$38,552
Liabilities and Equity
Current Liabilities
Short-term borrowings	$1,848	$—
Accounts payable	1,720	1,675
Income taxes payable	202	154
Accrued and other current liabilities	1,031	1,269
Total current liabilities	$4,801	$3,098
Long-Term Debt	5,323	7,800
Other Noncurrent Liabilities
Deferred income tax liabilities	915	1,130
Pension and other post-employment benefits - noncurrent	523	565
Other noncurrent obligations	1,281	1,234
Total other noncurrent liabilities	$2,719	$2,929
Total Liabilities	$12,843	$13,827
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2024: 417,994,343 shares; 2023: 430,110,140 shares)	4	4
Additional paid-in capital	47,922	48,059
Accumulated deficit	(23,076)	(22,874)
Accumulated other comprehensive loss	(1,500)	(910)
Total DuPont stockholders' equity	$23,350	$24,279
Noncontrolling interests	443	446
Total equity	$23,793	$24,725
Total Liabilities and Equity	$36,636	$38,552

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

(In millions) For the years ended December 31,	2024	2023
Operating Activities
Net income	$738	$462
Loss from discontinued operations	(40)	(71)
Net income from continuing operations	$778	$533
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,194	1,147
Credit for deferred income tax and other tax related items	(163)	(381)
Earnings of nonconsolidated affiliates less than dividends received	13	20
Net periodic pension benefit (credit) cost	(1)	31
Periodic benefit plan contributions	(51)	(63)
Net gain on sales, businesses and investments	(20)	(19)
Restructuring and asset related charges - net	87	146
Stock based compensation	77	74
Goodwill impairment charge	—	804
Loss on debt extinguishment	74	—
Interest rate swap loss	138	—
Other net (income) loss	(27)	54
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(135)	202
Inventories	(7)	227
Accounts payable	77	(310)
Other assets and liabilities, net	287	(274)
Cash provided by operating activities - continuing operations	2,321	2,191
Investing Activities
Capital expenditures	(579)	(619)
Proceeds from sales of property, businesses, and ownership interests in nonconsolidated affiliates, net of cash divested	8	1,244
Acquisitions of property and businesses, net of cash acquired	(321)	(1,761)
Purchases of investments	—	(32)
Proceeds from sales and maturities of investments	—	1,334
Other investing activities, net	43	6
Cash (used for) provided by investing activities - continuing operations	(849)	172
Financing Activities
Payments on long-term debt	(687)	(300)
Purchases of common stock and forward contracts	(500)	(2,000)
Proceeds from issuance of Company stock	50	27
Employee taxes paid for share-based payment arrangements	(27)	(27)
Distributions to noncontrolling interests	(26)	(37)
Dividends paid to stockholders	(635)	(651)
Payment of excise tax on purchase of treasury stock	(21)	—
Other financing activities, net	(1)	(1)
Cash used for financing activities - continuing operations	(1,847)	(2,989)
Cash Flows from Discontinued Operations
Cash used for operations - discontinued operations	(474)	(273)
Cash used for investing activities - discontinued operations	—	(33)
Cash used for financing activities - discontinued operations	—	—
Cash used in discontinued operations	(474)	(306)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(62)	(37)
Decrease in cash, cash equivalents and restricted cash	(911)	(969)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	2,803	3,772
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	—	—
Cash, cash equivalents and restricted cash at beginning of period	2,803	3,772
Cash, cash equivalents and restricted cash from continuing operations, end of period	1,892	2,803
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	—
Cash, cash equivalents and restricted cash at end of period	$1,892	$2,803

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Electronics & Industrial	$1,506	$1,361	$5,930	$5,337
Water & Protection	1,359	1,277	5,423	5,633
Corporate & Other [1]	227	260	1,033	1,098
Total	$3,092	$2,898	$12,386	$12,068
U.S. & Canada	$1,083	$1,024	$4,375	$4,185
EMEA [2]	514	501	2,146	2,203
Asia Pacific [3]	1,373	1,246	5,368	5,191
Latin America	122	127	497	489
Total	$3,092	$2,898	$12,386	$12,068

Net Sales Variance by Segment and Geographic Region	Three Months Ended December 31, 2024
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	(1)%	11%	10%	—%	1%	11%
Water & Protection	(2)	8	6	—	—	6
Corporate & Other [1]	—	(7)	(7)	—	(6)	(13)
Total	(1)%	8%	7%	—%	—%	7%
U.S. & Canada	(1)%	6%	5%	—%	1%	6%
EMEA[2]	(2)	3	1	1	1	3
Asia Pacific [3]	(2)	13	11	—	(1)	10
Latin America	(2)	(2)	(4)	—	—	(4)
Total	(1)%	8%	7%	—%	—%	7%

Net Sales Variance by Segment and Geographic Region	Twelve Months Ended December 31, 2024
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	(2)%	8%	6%	(1)%	6%	11%
Water & Protection	(1)	(2)	(3)	(1)	—	(4)
Corporate & Other [1]	(1)	(3)	(4)	(1)	(1)	(6)
Total	(1)%	2%	1%	(1)%	3%	3%
U.S. & Canada	—%	(1)%	(1)%	—%	6%	5%
EMEA[2]	(2)	(2)	(4)	—	1	(3)
Asia Pacific [3]	(2)	7	5	(2)	—	3
Latin America	(1)	—	(1)	—	3	2
Total	(1)%	2%	1%	(1)%	3%	3%
1.Net Sales within Corporate & Other reflect the Retained Businesses which include the Auto Adhesives & Fluids, MultibaseTM and Tedlar® businesses.
2.Europe, Middle East and Africa.
3.Net sales attributed to China/Hong Kong, for the three months ended December 31, 2024 and 2023 were $584 million and $537 million, respectively, while for the twelve months ended months ended December 31, 2024 and 2023 net sales attributed to China were $2,345 million and $2,206 million respectively.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Electronics & Industrial	$457	$378	$1,717	$1,472
Water & Protection	357	314	1,360	1,388
Corporate & Other [1]	(7)	23	67	82
Total	$807	$715	$3,144	$2,942
1. In addition to corporate expenses, Corporate & Other includes activities of the Retained Businesses which include the Auto Adhesives & Fluids, MultibaseTM and Tedlar® businesses.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Electronics & Industrial	$4	$5	$37	$16
Water & Protection	8	6	30	35
Corporate & Other [1]	(1)	—	(7)	—
Total equity earnings included in operating EBITDA (GAAP)	$11	$11	$60	$51
1. Corporate & Other includes the equity interest acquired in the Delrin® Divestiture transaction.

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
(Loss) income from continuing operations, net of tax (GAAP)	$(61)	$(300)	$778	$533
+ Provision for (benefit from) income taxes on continuing operations	104	(316)	414	(29)
Income (loss) from continuing operations before income taxes	$43	$(616)	$1,192	$504
+ Depreciation and amortization	299	294	1,194	1,147
'- Interest income [1]	18	23	73	155
'+ Interest expense [1,2]	83	101	364	396
'- Non-operating pension/OPEB benefit credits (costs) [1]	4	(2)	18	(9)
'- Foreign exchange gains (losses), net [1]	22	(42)	3	(73)
+ Future reimbursable indirect costs	—	1	—	7
- Significant items charge	(426)	(914)	(488)	(961)
Operating EBITDA (non-GAAP)	$807	$715	$3,144	$2,942
1.Included in "Sundry income (expense) - net."
2.The three month and twelve month period ended December 31, 2024 excludes interest rate swap basis amortization. Refer to details of significant items on page 16.

Reconciliation of "Cash provided by operating activities - continuing operations" to Adjusted Free Cash Flow [1] , Transaction-Adjusted Free Cash Flow[1] and calculation of "Adjusted Free Cash Flow Conversion" and "Transaction-Adjusted Free Cash Flow Conversion"
	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Cash provided by operating activities (GAAP) [2] - continuing operations	$564	$646	$2,321	$2,191
Capital expenditures	(161)	(145)	(579)	(619)
Adjusted free cash flow (non-GAAP)	$403	$501	$1,742	$1,572
Separation-related transaction cost payments	52	—	64	—
Transaction-adjusted free cash flow (non-GAAP)	$455	$501	$1,806	$1,572

Adjusted earnings (non-GAAP) [3]	$476	$376	$1,712	$1,570
Adjusted free cash flow conversion (non-GAAP)	85%	133%	102%	100%
Transaction-adjusted free cash flow conversion (non-GAAP)	96%	133%	105%	100%
1.Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow are calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on pages 8-9 for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities - continuing operations" for the twelve month periods noted.
3.Refer to pages 15-16 for the Non-GAAP reconciliations of Net income from continuing operations available for DuPont common stockholders to Adjusted Earnings (Non-GAAP).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended December 31, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$43	$(73)	$(0.17)
Less: Significant items
Acquisition, integration & separation costs [4]	(117)	(100)	(0.24)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(19)	(15)	(0.03)	Restructuring and asset related charges - net
Inventory write-offs [6]	1	1	—	Cost of sales
Interest rate swap mark-to-market loss [7]	(290)	(224)	(0.53)	Sundry income (expense) - net
Interest rate swap amortization [8]	(1)	—	—	Interest expense
Income tax items [9]	—	(102)	(0.24)	Provision for (benefit from) income taxes on continuing operations
Total significant items	$(426)	$(440)	$(1.04)
Less: Amortization of intangibles	(146)	(113)	(0.27)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	4	4	0.01	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$611	$476	$1.13

Significant Items Impacting Results for the Three Months Ended December 31, 2023
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$(616)	$(308)	$(0.72)
Less: Significant items
Acquisition, integration & separation costs [10]	(5)	(4)	(0.01)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(107)	(81)	(0.19)	Restructuring and asset related charges - net
Goodwill impairment charge [11]	(804)	(804)	(1.86)	Goodwill impairment charges
Gain on divestiture	2	1	—	Sundry income (expense) - net
Income tax items [12]	—	324	0.75	Provision for (benefit from) income taxes on continuing operations
Total significant items	$(914)	$(564)	$(1.31)
Less: Amortization of intangibles	(152)	(118)	(0.27)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(2)	(2)	(0.01)	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(1)	—	—	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$453	$376	$0.87
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs are related to the Previously Intended Business Separations and the Intended Electronics Separation.
5.Includes restructuring actions and asset related charges.
6.Reflects an adjustment to raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the Water & Protection segment.
7.Includes the non-cash mark-to-market loss related to the 2022 Swaps and 2024 Swaps and net interest settlement loss related to the 2022 Swaps.
8.Reflects the basis amortization on the 2022 Swaps.
9.Reflects the tax impacts of internal restructurings related to the Intended Electronics Separation.
10.Acquisition, integration and separation costs related to the Spectrum acquisition.
11.Reflects a non-cash goodwill impairment charge in the Protection Reporting unit (aggregation of the Safety and Shelter businesses).
12.Reflects the global income tax impact of an internal restructuring involving certain foreign subsidiaries.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Twelve Months Ended December 31, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$1,192	$743	$1.77
Less: Significant items
Acquisition, integration and separation costs [4]	(168)	(144)	(0.34)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(87)	(65)	(0.15)	Restructuring and asset related charges - net
Inventory write-offs [6]	(25)	(19)	(0.05)	Cost of sales
Inventory step-up amortization [7]	(2)	(1)	—	Cost of sales
Loss on debt extinguishment [8]	(74)	(57)	(0.14)	Sundry income (expense) - net
Interest rate swap mark-to-market loss [9]	(138)	(106)	(0.26)	Sundry income (expense) - net
Interest rate swap amortization [10]	(2)	(1)	—	Interest expense
Income tax items [11]	8	(131)	(0.31)	Sundry income (expense) - net; Provision for (benefit from) income taxes on continuing operations
Total significant items	$(488)	$(524)	$(1.25)
Less: Amortization of intangibles	(595)	(460)	(1.09)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	18	15	0.04	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$2,257	$1,712	$4.07

Significant Items Impacting Results for the Twelve Months Ended December 31, 2023
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$504	$494	$1.09
Less: Significant items
Acquisition, integration and separation costs [12]	(20)	(18)	(0.04)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(146)	(111)	(0.25)	Restructuring and asset related charges - net
Goodwill impairment charges [13]	(804)	(804)	(1.78)	Goodwill impairment charges
Gain on divestiture [14]	9	7	0.02	Sundry income (expense) - net
Income tax items [15]	—	329	0.73	Provision for (benefit from) income taxes on continuing operations
Total significant items	$(961)	$(597)	$(1.32)
Less: Amortization of intangibles	(600)	(468)	(1.04)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(9)	(7)	(0.02)	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(7)	(4)	(0.01)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$2,081	$1,570	$3.48
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs are primarily related to the Previously Intended Business Separations, Intended Electronics Separation and the Spectrum and Donatelle Plastics acquisitions.
5.Includes restructuring actions and asset related charges.
6.Reflects net raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the Water & Protection segment.
7.Reflects the amortization of an inventory step-up adjustment related to the Donatelle Plastics acquisition.
8.Reflects the loss on extinguishment of debt related to the partial redemption of the 2038 notes.
9.Includes the non-cash mark-to-market loss related to the 2022 Swaps and 2024 Swaps and net interest settlement loss related to the 2022 Swaps.
10.Reflects the basis amortization on the 2022 Swaps.
11.Reflects the impact of an indemnified international tax audit and internal restructurings related to the Intended Electronics Separation.
12.Acquisition, integration and separation costs related to Spectrum acquisition.
13.Reflects a non-cash goodwill impairment charge in the Protection Reporting unit (aggregation of the Safety and Shelter businesses).
14.Reflects post-closing adjustments related to previously divested businesses.
15.Reflects the global income tax impact of an internal restructuring involving certain foreign subsidiaries.